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                       SUBSIDIARIES OF MAGNA GROUP, INC.

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            SUBSIDIARY                                                JURISDICTION OF ORGANIZATION
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Landmark Bancshares Corporation                                       Missouri

Magna Bank, National Association (Missouri)                           United States of America

Magna Data Services, Inc.                                             Illinois

Carboro Ltd.                                                          Turks & Caicos Islands

Landmark Acquisition Corporation                                      Missouri

Landmark TCI Ltd.                                                     Turks & Caicos Islands

Magna Trust Company                                                   Illinois

MGI Group, Inc.                                                       Missouri

Magna Investments, Inc.                                               Missouri

Magna Insurance Agency, Inc.                                          Missouri

InBank Group, Inc.                                                    Missouri

InBank Investments, Inc.                                              Missouri

InBank Insurance Agency, Inc.                                         Missouri

Brentco, Inc.                                                         Missouri

Quatre Corp.                                                          Missouri

REDC, Inc.                                                            Missouri

Mega Insurance Agency, Inc.                                           Missouri

MGR, Inc.                                                             Delaware

MHC Holding Company No. 1                                             Delaware

MHC Holding Company No. 2                                             Delaware

MHC Holding Company No. 3                                             Delaware

MHC Holding Company No. 4                                             Delaware

MHC Holding Company No. 5                                             Delaware

MICB, Inc.                                                            Delaware

MGR Real Estate Investment Trust                                      Delaware

HBC Acquisition Sub, Inc.                                             Iowa

Magna Bank, National Association (Iowa)                               United States of America

Magna Bank (Indianola)                                                Iowa

Magna Bank (Oelwein)                                                  Iowa

Magna Bank (Monticello)                                               Iowa

Magna Bank, FSB                                                       United States of America

Homeland Investment Company                                           Iowa

Homeland Financial Corporation                                        Iowa

Homeland Trust Company                                                Iowa

Magna Student Loan Company                                            Iowa

Mid America Financial Products Co.                                    Iowa

Realty Services, Inc.                                                 Iowa
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    One hundred percent of the capital stock or common equity interest of each of the above listed subsidiaries is owned directly by Magna Group, Inc. or indirectly through wholly-owned subsidiaries of Magna Group, Inc.